UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Tidal Trust IV

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

234 West Florida Street, Suite 700, Milwaukee, Wisconsin 53204

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
DailyDelta Nasdaq 100® Call Options Strategy ETF	The Nasdaq Stock Market, LLC
DailyDelta Nasdaq 100® Put Options Strategy ETF	The Nasdaq Stock Market, LLC
DailyDelta SP500® Call Options Strategy ETF	Cboe BZX Exchange, Inc.
DailyDelta SP500® Put Options Strategy ETF	Cboe BZX Exchange, Inc.
DailyDelta R2000 Call Options Strategy ETF	Cboe BZX Exchange, Inc.
DailyDelta R2000 Put Options Strategy ETF	Cboe BZX Exchange, Inc.
DailyDelta Bitcoin Call Options Strategy ETF	Cboe BZX Exchange, Inc.
DailyDelta Bitcoin Put Options Strategy ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐

Securities Act Registration file number to which this form relates: 333-285633

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 64 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-285633 and 811-24061), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001999371-26-021211) on September 24, 2026, which is incorporated herein by reference.

The Trust currently consists of 55 registered series. The series to which this filing relates and their IRS Employer Identification Number are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
DailyDelta Nasdaq 100® Call Options Strategy ETF	42-4057972
DailyDelta Nasdaq 100® Put Options Strategy ETF	42-4030873
DailyDelta SP500® Call Options Strategy ETF	42-3977735
DailyDelta SP500® Put Options Strategy ETF	42-3946685
DailyDelta R2000 Call Options Strategy ETF	42-4030768
DailyDelta R2000 Put Options Strategy ETF	42-4003709
DailyDelta Bitcoin Call Options Strategy ETF	42-4057880
DailyDelta Bitcoin Put Options Strategy ETF	42-4189313

Item 2. Exhibits

A.	Certificate of Trust dated June 8, 2023, as filed with the state of Delaware on June 8, 2023, for Tidal Trust IV (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on March 7, 2025.

B.	Certificate of Amendment to Certificate of Trust dated September 25, 2023, as filed with the state of Delaware on September 25, 2023, for the Registrant is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on March 7, 2025.

C.	Registrant’s Declaration of Trust, adopted as of August 1, 2024, is incorporated herein by reference to Exhibit (a)(iii) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on March 7, 2025.

D.	Registrant’s By-Laws, effective as of August 1, 2024, are incorporated herein by reference to Exhibit (b) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on March 7, 2025.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Tidal Trust IV

September 25, 2026

By:	/s/ Eric W. Falkeis
Name: Eric W. Falkeis
Title: President